EXHIBIT 10.46
EMPLOYMENT AGREEMENT FOR JONATHAN P. RICH,
AMENDMENT NO. 1
               This Amendment No. 1 to the Employment Agreement for JONATHAN P. RICH (“Amendment No. 1”) is made, effective as of February 23, 2009, by and among WELLCARE HEALTH PLANS, INC., a Delaware corporation (“WellCare”), COMPREHENSIVE HEALTH MANAGEMENT, INC., a Florida corporation (the “Corporation”), and JONATHAN P. RICH, an individual (“Executive”), with respect to the following facts and circumstances:
RECITALS
          WHEREAS, Executive, WellCare and the Corporation previously entered into an Employment Agreement on July 3, 2008, (the “Employment Agreement”); and
          WHEREAS, Executive, WellCare and the Corporation desire to further amend the Employment Agreement regarding the payment of an expense allowance.
Agreement:
          NOW, THEREFORE, in consideration of the agreements contained herein and of such other good and valuable consideration, the sufficiency of which Executive acknowledges, WellCare, the Corporation and Executive, intending to be legally bound, agree as follows:
               1. The last sentence of Section 1.4 of the Employment Agreement is hereby amended to read as follows:
Commencing on February 1, 2009 and continuing during the Term, Executive shall receive an allowance of $1,800 per month for expenses incurred in connection with travel between Ridgefield, Connecticut and Tampa, Florida (the “Travel Allowance”). The Travel Allowance shall be reviewed by Compensation Committee no less frequently than every six months and may be increased or decreased from its then-existing level at the discretion of Compensation Committee.
               2. The provisions of this Amendment No. 1 may be amended and waived only with the prior written consent of the parties hereto. This Amendment No. 1 may be executed and delivered in one or more counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.
               3. Except as set forth in this Amendment No. 1, the Employment Agreement shall remain unchanged and shall continue in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 on the date first written above.

WELLCARE

WELLCARE HEALTH PLANS, INC.

By:	/s/ Heath Schiesser

Name: Heath Schiesser
Title: President & CEO

CORPORATION

COMPREHENSIVE HEALTH MANAGEMENT, INC.

By:	/s/ Heath Schiesser

Name: Heath Schiesser
Title: President & CEO:

EXECUTIVE

/s/ Jonathan P. Rich

JONATHAN P. RICH
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